Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE REPORTS THIRD-QUARTER 2008 RESULTS
RESTON, Va., Oct. 22, 2008 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported that, despite dislocation in the credit markets during the 2008 third quarter, its core student loan businesses were profitable, and its total managed student loan portfolio performed within expectations. The company’s managed student loan portfolio totaled $177.7 billion at Sept. 30, 2008, compared to $159.8 billion one year ago.
     Private loan delinquencies increased during the quarter primarily as a result of seasonal factors and the continued weakening of the U.S. economy. To reflect a more conservative outlook over this year and next, Sallie Mae increased its provisions for loan losses.
     For the 2008 third quarter, “core earnings” net income totaled $117 million, or $.19 diluted earnings per share. These results include the after-tax effects of restructuring-related expenses of $7 million ($.02 diluted loss per share), purchased-paper business losses of $147 million ($.31 diluted loss per share), and a reduction of premium expense on student loans as a result of prepayment assumption changes of $74 million ($.16 diluted earnings per share). For the 2007 third quarter, “core earnings” net income totaled $259 million, or $.59 diluted earnings per share.
     Sallie Mae had a third-quarter 2008 GAAP net loss of $159 million, or $.40 diluted loss per share, compared to a GAAP net loss of $344 million, or $.85 diluted loss per share, in the 2007 third quarter. The third-quarter 2008 GAAP results include the net impact of a $201 million unrealized, mark-to-market, pre-tax loss on certain derivative contracts that are recognized in GAAP, but not in “core earnings,” results.
     In addition to presenting certain “core earnings” performance measures, Sallie Mae reports financial results on a GAAP basis. The company’s management, equity investors, credit rating agencies and debt capital providers use “core earnings” measures to monitor the company’s business performance. Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Third Quarter 2008 Supplemental Earnings Disclosure.

     “In the midst of this extraordinary financial crisis, we helped 1.5 million students get the loans they needed to attend college this fall,” said Albert L. Lord, vice chairman and CEO. “Thanks to the actions earlier this year by Congress and the Administration, we have been able to meet our commitment to make federal loans available to every student at every school in the nation.”
     The company received $3.6 billion in funding advances from the U.S. Department of Education during the third-quarter 2008 under its new program to provide liquidity for new federal student loans. Early in the quarter, the company completed $6.7 billion in federal student loan term, asset-backed securitization transactions. During the 2008 third quarter, Sallie Mae reduced the commitments under asset-backed commercial paper facilities to $28 billion from $34 billion. The company is confident in its ability to extend these facilities beyond their February 2009 maturity.
     Student loans originated through Sallie Mae’s internal brands, the largest segment of total student loan originations, were $6.8 billion in the third-quarter 2008, up 17 percent from the year-ago quarter’s $5.8 billion. The volume of federal student loans originated by the company’s internal brands during the 2008 third quarter grew 51 percent from the year-ago period. Sallie Mae expects its internal lending brands to represent the overwhelming majority of total student loan originations in the future.
     Total student loan originations were $7.7 billion in the 2008 third quarter, compared to $8.9 billion in the year-ago period. The decrease was driven by a shift from purchasing to servicing external lender partners’ loans and the effect of tightening private loan underwriting criteria.
     The company’s Third Quarter 2008 Supplemental Earnings Disclosure is available on the company’s Web site at www.salliemae.com/about/investors/stockholderinfo/earningsinfo. Presentation slides used during the company’s investor conference call may be accessed at www.salliemae.com/about/investors/stockholderinfo/webcast no later than the starting time of the conference call.
***
     The company will host an earnings conference call tomorrow, Oct. 23 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, Oct. 23 2008, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 66263819. The conference call will be replayed continuously beginning at 11 a.m. EDT on Thursday, Oct. 23, 2008, and concluding at midnight on Nov. 6, 2008. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 66263819. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Third Quarter 2008. All information in this release is as of Oct. 22, 2008. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages nearly $178 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $19 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 9.5 million members and $450 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2008

(In millions, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss)	$(159)	$266	$(344)	$3	$739
Diluted earnings (loss) per common share	$(.40)	$.50	$(.85)	$(.17)	$1.69
Return on assets	(.43)%	.74%	(1.05)%	.01%	.82%
“Core Earnings” Basis(1)
“Core Earnings” net income	$117	$156	$259	$461	$699
“Core Earnings” diluted earnings per common share	$.19	$.27	$.59	$.81	$1.58
“Core Earnings” return on assets	.25%	.34%	.59%	.33%	.56%

OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$138,606	$133,748	$114,571	$133,915	$108,360
Average off-balance sheet student loans	36,864	38,175	41,526	38,064	43,195

Average Managed student loans	$175,470	$171,923	$156,097	$171,979	$151,555

Ending on-balance sheet student loans, net	$141,328	$134,289	$119,155
Ending off-balance sheet student loans, net	36,362	37,615	40,604

Ending Managed student loans, net	$177,690	$171,904	$159,759

Ending Managed FFELP Stafford and Other Student Loans, net	$56,608	$51,622	$44,270
Ending Managed FFELP Consolidation Loans, net	88,282	89,213	88,070
Ending Managed Private Education Loans, net	32,800	31,069	27,419

Ending Managed student loans, net	$177,690	$171,904	$159,759

(1)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30,	June 30,	September 30,
	2008	2008	2007
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $75,290; $56,882; and $30,655, respectively)	$48,924,938	$43,146,711	$34,108,560
FFELP Consolidation Loans (net of allowance for losses of $47,965; $40,811; and $26,809, respectively)	72,565,628	73,171,342	71,370,681
Private Education Loans (net of allowance for losses of $1,012,839; $970,150; and $454,100, respectively)	19,837,425	17,970,556	13,675,571
Other loans (net of allowance for losses of $53,189; $46,794; and $21,738, respectively)	769,923	902,684	1,193,405
Cash and investments	5,013,583	7,912,882	12,040,001
Restricted cash and investments	3,897,417	3,701,454	4,999,369
Retained Interest in off-balance sheet securitized loans	2,323,419	2,544,517	3,238,637
Goodwill and acquired intangible assets, net	1,259,541	1,304,941	1,354,141
Other assets	10,399,220	12,907,154	8,835,025

Total assets	$164,991,094	$163,562,241	$150,815,390

Liabilities
ED Participation Program facility	$3,554,618	$—	$—
Bank deposits	744,086	616,795	186,666
Other short-term borrowings	33,968,849	36,574,961	32,821,708

Total short-term borrowings	38,267,553	37,191,756	33,008,374
Long-term borrowings	118,069,878	117,920,836	108,860,988
Other liabilities	3,297,998	2,905,165	3,934,267

Total liabilities	159,635,429	158,017,757	145,803,629

Commitments and contingencies
Minority interest in subsidiaries	8,541	9,480	10,054
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,150; and 0 shares, respectively, issued at liquidation preference of $1,000 per share	1,149,770	1,150,000	—
Common stock, par value $.20 per share, 1,125,000 shares authorized: 534,420; 534,010; and 439,660 shares, respectively, issued	106,884	106,802	87,932
Additional paid-in capital	4,665,614	4,637,731	2,847,748
Accumulated other comprehensive income, net of tax	46,687	61,994	245,352
Retained earnings	669,509	855,527	2,437,639

Stockholders’ equity before treasury stock	7,203,464	7,377,054	6,183,671
Common stock held in treasury: 66,952; 66,445; and 25,544 shares, respectively	1,856,340	1,842,050	1,181,964

Total stockholders’ equity	5,347,124	5,535,004	5,001,707

Total liabilities and stockholders’ equity	$164,991,094	$163,562,241	$150,815,390

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$516,116	$497,598	$545,618	$1,478,190	$1,507,680
FFELP Consolidation Loans	830,566	769,664	1,145,473	2,436,886	3,247,573
Private Education Loans	445,572	409,323	392,737	1,298,417	1,060,509
Other loans	19,874	21,355	25,990	64,573	80,416
Cash and investments	57,154	70,521	211,303	251,491	466,731

Total interest income	1,869,282	1,768,461	2,321,121	5,529,557	6,362,909
Total interest expense	1,394,533	1,365,918	1,879,811	4,375,896	5,109,130

Net interest income	474,749	402,543	441,310	1,153,661	1,253,779
Less: provisions for loan losses	186,909	143,015	142,600	467,235	441,130

Net interest income after provisions for loan losses	287,840	259,528	298,710	686,426	812,649

Other income (loss):
Gains on student loan securitizations	—	—	—	—	367,300
Servicing and securitization revenue	64,990	1,630	28,883	174,262	413,808
Losses on sales of loans and securities, net	(43,899)	(43,583)	(25,163)	(122,148)	(67,051)
Gains (losses) on derivative and hedging activities, net	(241,757)	362,043	(487,478)	(152,510)	(22,881)
Contingency fee revenue	89,418	83,790	76,306	258,514	243,865
Collections revenue (loss)	(170,692)	26,365	52,788	(87,088)	195,442
Guarantor servicing fees	36,848	23,663	45,935	95,164	115,449
Other	93,096	108,728	106,684	295,357	292,121

Total other income (loss)	(171,996)	562,636	(202,045)	461,551	1,538,053
Expenses:
Restructuring expenses	10,508	46,740	—	77,926	—
Operating expenses	367,152	353,688	355,899	1,076,488	1,110,873

Total expenses	377,660	400,428	355,899	1,154,414	1,110,873

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(261,816)	421,736	(259,234)	(6,437)	1,239,829
Income tax expense (benefit)	(103,819)	153,074	84,449	(13,233)	499,187

Income (loss) before minority interest in net earnings of subsidiaries	(157,997)	268,662	(343,683)	6,796	740,642
Minority interest in net earnings of subsidiaries	544	2,926	77	3,405	1,778

Net income (loss)	(158,541)	265,736	(343,760)	3,391	738,864
Preferred stock dividends	27,474	27,391	9,274	83,890	27,523

Net income (loss) attributable to common stock	$(186,015)	$238,345	$(353,034)	$(80,499)	$711,341

Basic earnings (loss) per common share	$(.40)	$.51	$(.85)	$(.17)	$1.73

Average common shares outstanding	466,646	466,649	412,944	466,625	411,958

Diluted earnings (loss) per common share	$(.40)	$.50	$(.85)	$(.17)	$1.69

Average common and common equivalent shares outstanding	466,646	517,954	412,944	466,625	420,305

Dividends per common share	$—	$—	$—	$—	$.25

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$611,786	$—	$—	$611,786	$(95,670)	$516,116
FFELP Consolidation Loans	995,102	—	—	995,102	(164,536)	830,566
Private Education Loans	678,293	—	—	678,293	(232,721)	445,572
Other loans	19,874	—	—	19,874	—	19,874
Cash and investments	61,731	—	6,829	68,560	(11,406)	57,154

Total interest income	2,366,786	—	6,829	2,373,615	(504,333)	1,869,282
Total interest expense	1,651,071	5,984	4,472	1,661,527	(266,994)	1,394,533

Net interest income (loss)	715,715	(5,984)	2,357	712,088	(237,339)	474,749
Less: provisions for loan losses	263,019	—	—	263,019	(76,110)	186,909

Net interest income (loss) after provisions for loan losses	452,696	(5,984)	2,357	449,069	(161,229)	287,840
Contingency fee revenue	—	89,418	—	89,418	—	89,418
Collections revenue (loss)	—	(168,689)	—	(168,689)	(2,003)	(170,692)
Guarantor servicing fees	—	—	36,848	36,848	—	36,848
Other income (loss)	55,315	—	50,661	105,976	(233,546)	(127,570)

Total other income (loss)	55,315	(79,271)	87,509	63,553	(235,549)	(171,996)
Restructuring expenses	(236)	4,177	6,567	10,508	—	10,508
Operating expenses	141,797	105,748	69,161	316,706	50,446	367,152

Total expenses	141,561	109,925	75,728	327,214	50,446	377,660

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	366,450	(195,180)	14,138	185,408	(447,224)	(261,816)
Income tax expense (benefit)(1)	134,440	(71,756)	5,198	67,882	(171,701)	(103,819)
Minority interest in net earnings of subsidiaries	—	544	—	544	—	544

Net income (loss)	$232,010	$(123,968)	$8,940	$116,982	$(275,523)	$(158,541)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$524,022	$—	$—	$524,022	$(26,424)	$497,598
FFELP Consolidation Loans	907,669	—	—	907,669	(138,005)	769,664
Private Education Loans	665,452	—	—	665,452	(256,129)	409,323
Other loans	21,355	—	—	21,355	—	21,355
Cash and investments	80,445	—	4,902	85,347	(14,826)	70,521

Total interest income	2,198,943	—	4,902	2,203,845	(435,384)	1,768,461
Total interest expense	1,604,872	6,933	5,074	1,616,879	(250,961)	1,365,918

Net interest income (loss)	594,071	(6,933)	(172)	586,966	(184,423)	402,543
Less: provisions for loan losses	192,181	—	—	192,181	(49,166)	143,015

Net interest income (loss) after provisions for loan losses	401,890	(6,933)	(172)	394,785	(135,257)	259,528
Contingency fee revenue	—	83,790	—	83,790	—	83,790
Collections revenue	—	27,517	—	27,517	(1,152)	26,365
Guarantor servicing fees	—	—	23,663	23,663	—	23,663
Other income	61,898	—	45,587	107,485	321,333	428,818

Total other income	61,898	111,307	69,250	242,455	320,181	562,636
Restructuring expenses	30,947	5,174	10,619	46,740	—	46,740
Operating expenses	154,505	110,340	73,871	338,716	14,972	353,688

Total expenses	185,452	115,514	84,490	385,456	14,972	400,428

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	278,336	(11,140)	(15,412)	251,784	169,952	421,736
Income tax expense (benefit)(1)	102,917	(4,050)	(5,651)	93,216	59,858	153,074
Minority interest in net earnings of subsidiaries	—	2,926	—	2,926	—	2,926

Net income (loss)	$175,419	$(10,016)	$(9,761)	$155,642	$110,094	$265,736

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2007
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$729,255	$—	$—	$729,255	$(183,637)	$545,618
FFELP Consolidation Loans	1,445,108	—	—	1,445,108	(299,635)	1,145,473
Private Education Loans	753,295	—	—	753,295	(360,558)	392,737
Other loans	25,990	—	—	25,990	—	25,990
Cash and investments	250,463	—	6,039	256,502	(45,199)	211,303

Total interest income	3,204,111	—	6,039	3,210,150	(889,029)	2,321,121
Total interest expense	2,533,909	6,632	5,282	2,545,823	(666,012)	1,879,811

Net interest income (loss)	670,202	(6,632)	757	664,327	(223,017)	441,310
Less: provisions for loan losses	199,591	—	—	199,591	(56,991)	142,600

Net interest income (loss) after provisions for loan losses	470,611	(6,632)	757	464,736	(166,026)	298,710
Contingency fee revenue	—	76,306	—	76,306	—	76,306
Collections revenue	—	52,534	—	52,534	254	52,788
Guarantor servicing fees	—	—	45,935	45,935	—	45,935
Other income (loss)	45,745	—	62,843	108,588	(485,662)	(377,074)

Total other income (loss)	45,745	128,840	108,778	283,363	(485,408)	(202,045)
Restructuring expenses	—	—	—	—	—	—
Operating expenses	163,855	94,625	78,882	337,362	18,537	355,899

Total expenses	163,855	94,625	78,882	337,362	18,537	355,899

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	352,501	27,583	30,653	410,737	(669,971)	(259,234)
Income tax expense(1)	130,425	10,206	11,342	151,973	(67,524)	84,449
Minority interest in net earnings of subsidiaries	—	77	—	77	—	77

Net income (loss)	$222,076	$17,300	$19,311	$258,687	$(602,447)	$(343,760)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Nine months ended September 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,630,190	$—	$—	$1,630,190	$(152,000)	$1,478,190
FFELP Consolidation Loans	2,891,257	—	—	2,891,257	(454,371)	2,436,886
Private Education Loans	2,093,066	—	—	2,093,066	(794,649)	1,298,417
Other loans	64,573	—	—	64,573	—	64,573
Cash and investments	284,078	—	17,998	302,076	(50,585)	251,491

Total interest income	6,963,164	—	17,998	6,981,162	(1,451,605)	5,529,557
Total interest expense	5,080,414	19,757	14,748	5,114,919	(739,023)	4,375,896

Net interest income (loss)	1,882,750	(19,757)	3,250	1,866,243	(712,582)	1,153,661
Less: provisions for loan losses	636,521	—	—	636,521	(169,286)	467,235

Net interest income (loss) after provisions for loan losses	1,246,229	(19,757)	3,250	1,229,722	(543,296)	686,426
Contingency fee revenue	—	258,514	—	258,514	—	258,514
Collections revenue (loss)	—	(84,811)	—	(84,811)	(2,277)	(87,088)
Guarantor servicing fees	—	—	95,164	95,164	—	95,164
Other income	161,558	—	146,889	308,447	(113,486)	194,961

Total other income	161,558	173,703	242,053	577,314	(115,763)	461,551
Restructuring expenses	46,261	9,785	21,880	77,926	—	77,926
Operating expenses	459,938	322,230	212,687	994,855	81,633	1,076,488

Total expenses	506,199	332,015	234,567	1,072,781	81,633	1,154,414

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	901,588	(178,069)	10,736	734,255	(740,692)	(6,437)
Income tax expense (benefit)(1)	331,424	(65,458)	3,946	269,912	(283,145)	(13,233)
Minority interest in net earnings of subsidiaries	—	3,405	—	3,405	—	3,405

Net income (loss)	$570,164	$(116,016)	$6,790	$460,938	$(457,547)	$3,391

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

	Nine months ended September 30, 2007
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,143,232	$—	$—	$2,143,232	$(635,552)	$1,507,680
FFELP Consolidation Loans	4,167,358	—	—	4,167,358	(919,785)	3,247,573
Private Education Loans	2,103,378	—	—	2,103,378	(1,042,869)	1,060,509
Other loans	80,416	—	—	80,416	—	80,416
Cash and investments	594,784	—	15,371	610,155	(143,424)	466,731

Total interest income	9,089,168	—	15,371	9,104,539	(2,741,630)	6,362,909
Total interest expense	7,125,486	19,931	16,275	7,161,692	(2,052,562)	5,109,130

Net interest income (loss)	1,963,682	(19,931)	(904)	1,942,847	(689,068)	1,253,779
Less: provisions for loan losses	644,502	—	606	645,108	(203,978)	441,130

Net interest income (loss) after provisions for loan losses	1,319,180	(19,931)	(1,510)	1,297,739	(485,090)	812,649
Contingency fee revenue	—	243,865	—	243,865	—	243,865
Collections revenue	—	195,268	—	195,268	174	195,442
Guarantor servicing fees	—	—	115,449	115,449	—	115,449
Other income	149,621	—	162,301	311,922	671,375	983,297

Total other income	149,621	439,133	277,750	866,504	671,549	1,538,053
Restructuring expenses	—	—	—	—	—	—
Operating expenses	517,068	284,180	250,819	1,052,067	58,806	1,110,873

Total expenses	517,068	284,180	250,819	1,052,067	58,806	1,110,873

Income before income taxes and minority interest in net earnings of subsidiaries	951,733	135,022	25,421	1,112,176	127,653	1,239,829
Income tax expense(1)	352,141	49,958	9,406	411,505	87,682	499,187
Minority interest in net earnings of subsidiaries	—	1,778	—	1,778	—	1,778

Net income	$599,592	$83,286	$16,015	$698,893	$39,971	$738,864

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$116,982	$155,642	$258,687	$460,938	$698,893
“Core Earnings” adjustments:
Net impact of securitization accounting	(148,121)	(246,506)	(157,050)	(473,773)	249,364
Net impact of derivative accounting	(205,991)	450,609	(453,949)	(118,750)	55,891
Net impact of Floor Income	(42,721)	(18,809)	(40,390)	(67,107)	(118,657)
Net impact of acquired intangibles	(50,391)	(15,342)	(18,582)	(81,062)	(58,945)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	(447,224)	169,952	(669,971)	(740,692)	127,653
Net tax effect(B)	171,701	(59,858)	67,524	283,145	(87,682)

Total “Core Earnings” adjustments	(275,523)	110,094	(602,447)	(457,547)	39,971

GAAP net income (loss)	$(158,541)	$265,736	$(343,760)	$3,391	$738,864

GAAP diluted earnings (loss) per common share	$(.40)	$.50	$(.85)	$(.17)	$1.69

(A) “Core Earnings” diluted earnings per common share	$.19	$.27	$.59	$.81	$1.58

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate. For the quarter and nine months ended September 30, 2007, the “Core Earnings” effective tax rate is different than GAAP primarily from the exclusion of the permanent income tax impact of the equity forward contracts. The Company settled all of its equity forward contracts in January 2008.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed loan portfolio, a limitation of this presentation is that we present the ongoing spread income on loans that have been sold to a trust we manage. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans, tracking results, and establishing corporate performance targets. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment, and occurred in our Corporate and Other reportable segment related to equity forward contracts for the year-ago quarters. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked to market through earnings. The Company settled all of its equity forward contracts in January 2008.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, are marked to market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.